UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On November 17, 2010, Starbucks Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, and each of the Lenders a party thereto.

The Credit Agreement provides for a $500,000,000 unsecured, revolving credit facility, which is scheduled to mature on November 17, 2014 (of which $100,000,000 may be used for the issuances of letters of credit). Provided there is no default, the Company may, from time to time, request an increase in the aggregate commitments by an amount not exceeding $500,000,000 for a total aggregate facility commitment not to exceed $1,000,000,000.

The current interest rate for any borrowings under the Credit Agreement, based on the Company’s current ratings, is 1.50% over LIBOR. The specific spread over LIBOR will depend upon the Company’s long-term credit ratings assigned by Moody’s and Standard & Poor’s rating agencies and the Company’s fixed charge coverage ratio. During an event of default under the Credit Agreement, interest on the outstanding amount of the indebtedness under the Credit Agreement will bear interest at a rate per annum equal to 2% in excess of the interest then borne by such borrowings.

The Credit Agreement contains provisions requiring the Company to maintain compliance with certain covenants, including a minimum fixed charge coverage ratio of 2.50 to 1. The Credit Agreement also contains certain events of default, including non-payment of principal, interest or fees, violation of covenants, cross default to certain other indebtedness, invalidity of any loan document, material judgments, bankruptcy and insolvency events, and change of control, subject, in certain instances, to cure periods. Obligations under the Credit Agreement may be declared due and payable upon the occurrence of such events of default.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the Credit Agreement, does not provide a complete description of the Credit Agreement, and is qualified in its entirety by the complete text of the Credit Agreement itself.

Item 1.02. Termination of a Material Definitive Agreement.

On November 17, 2010, in connection with the Company’s entry into the Credit Agreement discussed in Item 1.01, the Company terminated the Credit Agreement, dated August 12, 2005 and as amended, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank N.A. and Citibank, N.A., as Co-Documentation Agents, Banc of America Securities LLC and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, N.A., as Syndication Agent, and the other Lenders party thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption “Credit Agreement”, which discussion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated November 17, 2010, among Starbucks Corporation, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders from time to time a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION

Dated: November 19, 2010
	By:	/s/ Troy Alstead
Troy Alstead
chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated November 17, 2010, among Starbucks Corporation, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders from time to time a party thereto.